                                                                     EXHIBIT 5.1


September 1, 2005


ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121

Attention:        Carrie Carlander
                  Chief Financial Officer

                  RESALE REGISTRATION STATEMENT ON FORM S-3 OF
       ADVENTRX PHARMACEUTICALS, INC. ON BEHALF OF SELLING SECURITYHOLDERS

Ladies and Gentlemen:

We have acted as counsel to ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-127857) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission, as amended by Amendment No. 1 to the Registration Statement on or about the date of this opinion, on behalf of selling securityholders.

The Shares were issued, or are issuable pursuant to (a) that certain Securities Purchase Agreement, dated July 21, 2005 (the "Purchase Agreement"), among the Company and the persons listed on Appendix A thereto (the "Purchasers"); (b) warrants to purchase Common Stock that were issued by the Company to the Purchasers under the terms of the Purchase Agreement; (c) warrants to purchase Common Stock that were issued by the Company to certain persons pursuant to a Common Stock and Warrant Purchase Agreement, dated April 5, 2004, among the Company and the persons listed on Schedule 1 thereto; and (d) warrants to purchase Common Stock issued by the Company in transactions that were effected between May 28, 2003 and December 15, 2003.

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents,

ADVENTRX Pharmaceuticals, Inc.
September 1, 2005
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agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such documents and instruments as we have deemed appropriate, including the following documents and instruments:

A. The Certificate of Incorporation of the Company, as amended, certified by the Delaware Secretary of State on August 31, 2005;

B. The Certificate of Good Standing of the Company, issued by the Delaware Secretary of State on August 31, 2005;

C. The By-Laws of the Company, certified by the Secretary of the Company on September 1, 2005; and

D. Records of proceedings and actions of the Board of Directors of the Company, certified by the Secretary of the Company on September 1, 2005.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied. We have also assumed that with respect to any Shares to be issued upon the exercise of warrants, the Company will receive the specified consideration for the Shares as set forth in such warrants and any other agreements pursuant to which said warrants were issued.

This opinion is limited solely to the Delaware General Corporation Law, which term as used herein means the statutory provisions thereof, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

ADVENTRX Pharmaceuticals, Inc.
September 1, 2005
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Subject to the foregoing, it is our opinion that such of the Shares as have been issued have been duly authorized and are validly issued, fully paid and nonassessable, and such of the Shares as are issuable in the future have been duly authorized and will be validly issued, fully paid and nonassessable when issued pursuant to the terms of the warrants and other agreements pursuant to which such Shares are issuable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any further registration statement to be filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares, and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP